                                               Registration No. 333-

     As filed with the Securities and Exchange Commission on June 27, 1997.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            SPECTRALINK CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     84-1141188
       (State or other juris-                           (I.R.S. Employer
      diction of incorporation                         Identification No.)
         or organization)


                              5755 CENTRAL AVENUE
                            BOULDER, COLORADO 80301
          (Address, including zip code of Principal Executive Offices)

                   SPECTRALINK CORPORATION STOCK OPTION PLAN
              SPECTRALINK CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)

                          BRUCE M. HOLLAND, PRESIDENT
                            SPECTRALINK CORPORATION
                              5755 CENTRAL AVENUE
                            BOULDER, COLORADO 80301
                                 (303) 440-5330
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                ----------------

                        CALCULATION OF REGISTRATION FEE


     Title of each class                                         Proposed maximum      Proposed maximum       Amount of
     of securities to be                         Amount to be     offering price     aggregate offering     registration
         registered                               registered        per share(1)            price               fee
     -------------------                       ----------------   ----------------    ------------------     ------------
   Common Stock, $.01 par value per share      1,250,000 shares     $5.34             $6,675,000             $2,023


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low selling prices reported on the Nasdaq National Market on June 25, 1997.

         This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8. Pursuant thereto, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-4650) are hereby incorporated by reference.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 8.  EXHIBITS.

          5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

         23.1    Consent of Arthur Andersen LLP.

         23.2 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

         25.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on June 26, 1997.


                                             SPECTRALINK CORPORATION


                                              By: /s/ BRUCE M. HOLLAND
                                                 -------------------------------
                                                 Bruce M. Holland,
                                                 President


                               POWER OF ATTORNEY

     The undersigned directors and/or officers of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Bruce M. Holland or William R. Mansfield, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         Signatures                              Title                                Date
         ----------                              -----                                ----

/s/  BRUCE M. HOLLAND                     Principal Executive Officer            June 26, 1997
--------------------------------------      and Director
     Bruce M. Holland

/s/  WILLIAM R. MANSFIELD                 Principal Financial Officer            June 26, 1997
--------------------------------------      and Principal Accounting Officer
     William R. Mansfield

/s/  CARL D. CARMAN                       Director                               June 26, 1997
--------------------------------------
     Carl D. Carman

/s/  ROBERT COHN                          Director                               June 26, 1997
--------------------------------------
     Robert Cohn

/s/  JOHN W. JARVE                        Director                               June 26, 1997
--------------------------------------
     John W. Jarve

/s/  BURTON J. MCMURTRY                   Director                               June 26, 1997
--------------------------------------
     Burton J. McMurtry

/s/  F. GIBSON MYERS, JR.                 Director                               June 26, 1997
--------------------------------------
     F. Gibson Myers, Jr.


                                 EXHIBIT INDEX


                                                                                        Sequentially
Exhibit                                                                                   Numbered
  No.                           Description                                                Page
-------                         -----------                                             ------------
 5.1    Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

23.1    Consent of Arthur Andersen LLP.

23.2 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

25.1    Power of Attorney (included in Part II of this Registration
        Statement under the caption "Signatures").
